UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report:December 23, 2008

(Date of earliest event reported: December 22, 2008)

HAVERTY FURNITURE COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-14445	58-0281900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342
(Address of principal executive officers) ( Zip Code)
(Telephone number, including area code: (404) 443-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 22, 2008, Haverty Furniture Companies, Inc. and subsidiaries (“Havertys” or the “Company”) entered into a new credit agreement (the “Credit Agreement”) which replaced its former revolving credit facility (the “Then-Existing Credit Agreement”). Havertys entered into the Credit Agreement, with SunTrust Bank as the Issuing Bank and as the Administrative Agent and another financial institution (the “Lenders”).

Credit Agreement

The Credit Agreement provides for revolving financing of up to $60.0 million, subject to borrowing base availability, with a maturity of three years, including both a letter of credit and swing loan facility.

The borrowing base at any time is expected to equal the sum (subject to certain reserves and other adjustments) of:

•	85% of the net orderly liquidation value of eligible inventory; and
•	the lesser of (i) 85% of the book value of eligible credit card receivables and (ii) $5.0 million.

The Credit Agreement includes borrowing capacity, not in excess of $20.0 million, available for letters of credit. In addition, a portion of the Credit Agreement, not in excess of $5.0 million, is available for swing loans. All borrowings under the Credit Agreement will be subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties.

Borrowing and Disbursements

Borrowings under the Credit Agreement may at Havertys’ option be made either as a Base Rate Advance or Eurodollar Advance. Base Rate Advances, which have no minimum borrowing levels, are same-day advances and may be repaid without notice. Eurodollar Advances, which have $2.5 million minimum principal levels, require a three day notice for borrowings and repayments. Swing loans are also same-day no minimum borrowings.

Interest rate and fees

Base Rate Advances and swing loans bear interest at the Base Rate plus the Applicable Margin. Eurodollar Advances bear interest at the Eurodollar Basis plus the Applicable Margin. The Base Rate is determined by reference to the higher of (1) the prime rate of SunTrust Bank or (2) the Federal Funds Rate plus 1/2 of 1% or (3) the Eurodollar basis. The Eurodollar basis is a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing, but in no event less than 2.00% per annum. The Applicable Margin for borrowings under the Credit Agreement is subject to step ups and step downs based on average availability under the facility, ranging from 3.00% for levels less than $20.0 million to 2.50% for levels greater than or equal to $40.0 million. In addition to paying interest on outstanding principal under the Credit Agreement, Havertys is required to pay a commitment fee of 0.50% based on the unused portions of the Credit Agreement. The Company must also pay customary letter of credit fees equal to the applicable margin on Eurodollar Advances and agency fees.

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Guarantees and security

All obligations under the Credit Agreement are unconditionally guaranteed by the Company and any present or future subsidiary of the Company. All obligations under the Credit Agreement, and the guarantees of those obligations, are secured by certain of Havertys’ assets, including: a first-priority security interest in personal property consisting of accounts receivable, inventory, and certain related assets and proceeds of the foregoing. Excluded assets include the Company’s equipment, fixtures and real estate owned or leased. Under limited circumstances the Company’s intellectual property may be required to be pledged.

Restrictive covenants and other matters

The Credit Agreement requires that if excess availability is less than $10.0 million based on the current level of the facility, Havertys must comply with a minimum fixed charge coverage ratio test. In addition, the Credit Agreement includes negative covenants that, subject to significant exceptions, limit Havertys ability to, among other things:

•	incur, assume or permit to exist additional indebtedness or guarantees;
•	incur liens and engage in sale leaseback transactions or real estate sales in excess of $60.0 million during the term of the Credit Agreement;
•	pay dividends, make payments or redeem or repurchase capital stock;
•	engage in certain transactions with affiliates; and
•	alter the business that Havertys conducts.

The Credit Agreement contains certain customary representations and warranties, affirmative covenants and events of default, including among other things payment defaults, breach of representations and warranties, covenant defaults, certain events under ERISA, material judgments, and change of control. If such an event of default occurs, the lenders under the Credit Agreement are entitled to take various actions, including the acceleration of amounts due under the Credit Agreement and all actions permitted to be taken by a secured creditor.

The description of the Credit Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

In connection with the closing of the Credit Agreement described in Item 1.01 above, on December 22, 2008, the Company terminated its Then-Existing Credit Agreement, dated as of August 26, 2005, as amended. The Then-Existing Credit Agreement, as amended, provided for an unsecured, five-year revolving credit facility in an amount of $60.0 million. The termination of the Then-Existing Credit Agreement was a closing condition under the terms of the Credit Agreement. There were no termination penalties incurred by the Company in connection with the termination.

The description of the Then-Existing Credit Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Then-Existing Credit Agreement filed as Exhibit 10.1 to the Company’s form 10-Q for the third quarter of 2005, filed November 9, 2005 and the amendments to the Then-Existing Credit Agreement as filed as exhibits in forms 10-Q or 10-K as filed with the Securities and Exchange Commission on May 9, 2007, October 19, 2007, and May 2, 2008, respectively, which are incorporated herein by reference.

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The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 1.02 of this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Credit Agreement, dated December 22, 2008, by and among the financial institutions party hereto as Lenders, SunTrust Bank, as the Issuing Bank and SunTrust Bank, as the Administrative Agent, and SunTrust Robinson Humphrey, Inc. as Lead Arranger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAVERTY FURNITURE COMPANIES, INC.

December 23, 2008	By:
Jenny Hill Parker Vice President, Secretary and Treasurer

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